UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2013

Wikifamilies, Inc.

(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9025Carlton Hills Blvd Ste. B

Santee, CA 92071

(Address of principal executive offices)

909-708-4303

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c ))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On August 27, 2013, Wikifamilies, Inc. (the “Corporation”) held a Special Meeting of Shareholders.  At the Special Meeting, the matters set forth below were put forth to a vote of its shareholders, and passed with the following final tally of votes of shares voted for, against or withheld as set forth.

After review and tabulation, the ballots and proxies cast for and against, and those abstaining for approval of the change in the Corporation’s name from Wikifamilies, Inc. to GEPCO, Ltd. are:

For:	32,531,053
Against:	361,844
Abstain:	229,677

After review and tabulation, the ballots and proxies cast for and against, and those abstaining for approval of an amendment to the Corporation’s Articles of Incorporation, to increase the number of authorized shares of Common Stock, from 100 million to 250 million, are:

For:	30,208,506
Against:	2,693,952
Abstain:	148,116

After review and tabulation, the ballots and proxies cast for and against, and those abstaining for approval of an amendment to the Company’s Articles of Incorporation, to create 15 million shares of blank check preferred stock are:

For:	23,041,186
Against:	1,356,817
Abstain:	105,500

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the ratification of appointment of two current directors of the Corporation are:

Trisha Malone:

For:	24,148,902
Against:	229,984
Abstain:	124,617

Larry Zielke:

For:	24,107,923
Against:	196,373
Abstain:	199,207

__________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIKIFAMILIES, INC.

Dated: August 28, 2013	By:	/s/ Trisha Malone
Chief Executive Officer